Exhibit 99.1

Cardinal Health Announces Progress on Business and Portfolio Review and Fiscal 2024 Outlook Update

•Progress achieved on company’s ongoing business and portfolio review
oCompleted review of growth businesses within the Medical Segment: investing in and further developing at-Home Solutions and OptiFreight® Logistics as part of the company’s portfolio for long-term growth and value creation
oReview of Global Medical Products and Distribution business continues, with focus on driving operational performance through the Medical Improvement Plan
oReorganizing leadership structure to continue company’s simplification efforts, prioritize core operational execution and drive efficiencies, accountability and transparency
•Updated enterprise operating and segment reporting structure, effective January 1, 2024, to be reflected in company’s financial reporting beginning third quarter fiscal 2024
oProviding pro-forma long-term financial targets for updated segment reporting structure
•Updated fiscal 2024 non-GAAP diluted EPS guidance to high end of $6.75 to $7.00 range
oPrimarily driven by favorability in Interest and Other and Diluted Weighted Average Shares Outstanding, enabled by continued strong cash flow generation and incremental share repurchase during second quarter fiscal 2024
oFurther updates and details to be provided on February 1 during fiscal 2024 Q2 earnings call

DUBLIN, Ohio – January 9, 2024 – Cardinal Health (NYSE:CAH) today announced progress on the company’s ongoing business and portfolio review, including an updated enterprise operating and segment reporting structure, and an update to its fiscal year 2024 non-GAAP diluted earnings per share (EPS) outlook. These updates build upon the company’s momentum, focus on long-term value creation, and continued actions to become more streamlined and focused. The company will host an analyst conference call today beginning at 8:30 a.m. E.T. where management will further discuss these announcements.
"We are excited to demonstrate further progress on how we are driving our company, and healthcare, forward” said Jason Hollar CEO of Cardinal Health. “As we continue down the path of becoming a simplified and more focused company, these actions align with our operational focus on the core of our business, provide increased visibility to key growth areas, and enable greater efficiencies across all our businesses. We continue to prioritize focused execution to best serve our customers and advance our mission as healthcare’s most trusted partner.”
Business and portfolio review update
While Cardinal Health’s business and portfolio review efforts remain active and ongoing, the company has completed a review of its growth businesses within the Medical Segment, at-Home Solutions and OptiFreight® Logistics, and has determined that investing in and further developing these businesses will drive the most significant long-term shareholder value creation for Cardinal Health. This conclusion follows the June 2023 announcement that the business review determined that Cardinal Health would retain and invest in its attractive Nuclear and Precision Health Solutions business.
Cardinal Health’s at-Home Solutions business, a $2.6B revenue leading home healthcare medical supplies provider serving people with chronic and serious health conditions in the United States, is well-positioned to continue to accelerate in the coming years with industry trends of care shifting to the home. To support increased demand, the company is investing in network expansion, and today, is announcing plans to build a new distribution center in Texas, with increased capacity, advanced automation and robotics within the facility. This is in addition to the recently opened site in Ohio, and the previously announced expansion in South Carolina set to open this calendar year.

Cardinal Health’s OptiFreight® Logistics, a $250M revenue leading provider of healthcare logistics, manages over 21 million shipments annually to 22,000 healthcare provider shipping locations across the continuum of care. Powered by its proprietary technology and team’s deep expertise, the business has a strong operational track record of profitable growth over many years. To sustain the business’ strong performance, the company continues to invest in innovative and technology-driven solutions such as TotalVue™ Insights that enable healthcare supply chain leaders to optimize their transportation and logistics processes and control shipping spend.
Cardinal Health’s review of its Global Medical Products and Distribution business continues, with a focus on executing the Medical Improvement Plan, which remains a critical priority for the enterprise. The company is continuing to drive ongoing initiatives and invest in the business to support customers’ needs and achieve its long-term target.
Operating and segment reporting structure update
The company also announced plans to realign its business to increase its focus on the core and accelerate its growth areas.
Effective January 1, 2024, the company began operating under an updated enterprise operating and segment reporting structure, which includes two reportable segments Pharmaceutical and Specialty Solutions and Global Medical Products and Distribution (GMPD). Separate from these two segments, Nuclear and Precision Health Solutions, at-Home Solutions and OptiFreight® Logistics will be reported as Other1.
The Pharmaceutical and Specialty Solutions Segment, previously in the Pharmaceutical Segment, continues under the leadership of Debbie Weitzman. The segment consists of the company’s largest and most significant businesses, its resilient Pharmaceutical Distribution business and its higher-growth Specialty business, including both downstream Specialty Distribution and upstream Manufacturer Services. Weitzman will continue to report directly to Jason Hollar.
The GMPD segment, previously in the Medical Segment, continues to be led by Steve Mason. The segment consists of the company’s U.S. and International Products and Distribution businesses, as well as its WaveMark business. Mason will report directly to Jason Hollar and continue to have a pivotal role in driving the success of the Medical Improvement Plan.
Other consists of at-Home Solutions and OptiFreight® Logistics from the former Medical Segment, and Nuclear and Precision Health Solutions from the former Pharmaceutical Segment. Each of these businesses will continue to operate independently and each of the business leaders, Rob Schlissberg, at-Home Solutions; Emily Gallo, OptiFreight® Logistics; and Mike Pintek, Nuclear and Precision Health Solutions, will now report directly to Jason Hollar. This updated operating structure is designed to provide greater visibility to the performance of these businesses and allow prioritization of investments to ensure their long-term success.
The company plans to report its second quarter fiscal 2024 results on February 1, 2024, according to its former reporting segments and will then report its third quarter fiscal 2024 results and forward on the basis of its updated structure.
Fiscal 24 outlook update
The company updated fiscal year 2024 non-GAAP diluted EPS guidance to the high end of its $6.75 to $7.00 range.
This update is driven by anticipated favorability in fiscal 24 Interest and Other and Diluted Weighted Average Shares Outstanding, due to continued strong cash flow generation, resulting in higher-than-expected cash balances, and the execution of a new $250M accelerated share repurchase program in the second quarter.
The company also provided an update to its previous expectations for second quarter Medical segment profit. While utilization trends, including Cardinal Health™ Brand volumes, and inflation mitigation efforts have trended according to the company’s expectations in the GMPD business, the company now anticipates second quarter Medical segment profit to be generally consistent with first quarter Medical segment profit, due to anticipated non-recurring adjustments in the second quarter. These anticipated non-recurring adjustments do not affect the company’s progression towards its previously-communicated fiscal 26 targets.
The company will provide further updates and details on its fiscal second quarter results and its fiscal 24 guidance during its second quarter earnings call, on February 1, 2024.

Long-term financial targets
The company reiterated its long-term financial targets reflecting 12% to 14% growth of non-GAAP diluted EPS2.
The company also provided pro-forma long-term targets for its updated segment reporting structure, and, for information purposes, recast its fiscal 2023 actuals on the same basis3.
The company’s previously announced Medical Improvement Plan targeting at least $650M of segment profit by fiscal 26 continues, with elements of that plan to reside in the results of both GMPD and Other.

	FY23 Actuals[3]	Long-term Target	Businesses
Pharmaceutical and Specialty Solutions	Revenue: ~$188.8B Segment Profit: ~1.87B	4-6% Segment Profit CAGR[2]	Former Pharmaceutical Segment, excluding Nuclear and Precision Health Solutions
GMPD	Revenue: ~$12.1B Segment Profit: ~$(165)M	~$300 million in Segment Profit by FY26	Former Medical Segment, excluding at-Home Solutions and OptiFreight® Logistics
Other	Revenue: ~$4.1B Segment Profit: ~$410M	8-10% Segment Profit CAGR[2]	at-Home Solutions, Nuclear and Precision Health Solutions and OptiFreight® Logistics

The company does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. See “Forward-Looking Non-GAAP Measures” below for additional explanation.
Analyst Conference Call and Webcasted Investor Events
The company will hold an analyst conference call, which will be webcast, to discuss today’s announcements prior to the opening of trading on the New York Stock Exchange beginning at 8:30 a.m. Eastern.
Additionally, the company plans to present at the 42nd Annual J.P. Morgan Healthcare Conference today beginning at 5:15 p.m. Eastern.
To access the webcasts and corresponding presentations, visit Cardinal Health’s Investor Relations page. No access code is required. Presentation slides and a webcast replay will be available on the Investor Relations page for 12 months.
About Cardinal Health
Cardinal Health is a distributor of pharmaceuticals, a global manufacturer and distributor of medical and laboratory products, and a provider of performance and data solutions for healthcare facilities. With more than 50 years in business, operations in more than 30 countries and approximately 48,000 employees globally, Cardinal Health is essential to care. Information about Cardinal Health is available at cardinalhealth.com.
Contacts
Media: Erich Timmerman, erich.timmerman@cardinalhealth.com and 614.757.8231
Investors: Matt Sims, matt.sims@cardinalhealth.com and 614.553.3661
1 Other includes the following three operating segments: at-Home Solutions, Nuclear and Precision Health Solutions and OptiFreight® Logistics, which are not significant enough individually to require reportable segment disclosure.
2 FY24 to FY26 CAGR, as of FY23 baseline.

3 Recast FY23 actuals for updated segment reporting structure are considered preliminary and pending a final recast of segment results that is expected to be completed by the company’s Q3 FY24 earnings release. The sum of the components may reflect rounding adjustments.

Cautions Concerning Forward-Looking Statements
This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," “will," "should," "could," "would," "project," "continue,” "likely," and similar expressions, and include statements reflecting future results or guidance, statements of outlook, preliminary recast fiscal 2023 results and various accruals and estimates. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include risks arising from ongoing inflationary pressures, including the risk that our plans to mitigate such effects may not be as successful as we anticipate or that costs could remain elevated; the possibility that our Medical unit goodwill could be further impaired due to additional changes to our long-term financial plan, increases in global interest rates or unfavorable changes in the U.S. statutory tax rate; risks associated with our ongoing review of our operations, portfolio and businesses, including the risk that our management team could become distracted or that the outcome of such review may have unintended consequences; competitive pressures in Cardinal Health's various lines of business, including the risk that customers may reduce purchases made under their contracts with us or terminate or not renew their contracts; the performance of our generics program, including the amount or rate of generic deflation and our ability to offset generic deflation and maintain other financial and strategic benefits through our generic sourcing venture or other components of our generics programs; ongoing risks associated with the distribution of opioids, including the financial impact associated with the settlements with governmental authorities and the risk that challenges to tax deductions for opioid-related losses could adversely impact our financial results; risks arising from the Department of Justice investigation which we believe concerns our anti-diversion program and risks associated with the injunctive relief requirements under the national settlement, including the risk that we may incur higher costs or operational challenges in the implementation and maintenance of the required changes; risks associated with the manufacture and sourcing of certain products, including risks related to our ability and the ability of third-party manufacturers to import or export certain products or component parts and to comply with applicable regulations; our ability to manage uncertainties associated with the pricing of branded pharmaceuticals; uncertainties related to the timing, magnitude and profit impact of the distribution of recently commercially available COVID-19 vaccines; risks associated with business process initiatives, such as the Medical Improvement Plan, including the possibility that they could fail to achieve the intended results; and the risk that we may not realize the anticipated benefits related to our updated operating and segment reporting structure. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This news release reflects management’s views as of January 9, 2024. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement. Forward-looking statements are aspirational and not guarantees or promises that goals, targets or projections will be met, and no assurance can be given that any commitment, expectation, initiative or plan in this news release can or will be achieved or completed.
Forward Looking Non-GAAP Measures
In this news release, the company presents certain forward-looking non-GAAP metrics. The company does not provide outlook on a GAAP basis because the items that the company excludes from GAAP to calculate the comparable non-GAAP measure can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the company’s routine operating activities. Additionally, management does not forecast many of the excluded items for internal use and therefore cannot create or rely on outlook done on a GAAP basis.
The occurrence, timing and amount of any of the items excluded from GAAP to calculate non-GAAP could significantly impact the company’s fiscal 2024 GAAP results. Over the past five fiscal years, the excluded items have impacted the company’s EPS from $0.75 to $18.06, which includes a $17.54 charge related to the opioid litigation the company recognized in fiscal 2020.
Definitions
Non-GAAP net earnings attributable to Cardinal Health, Inc.: net earnings attributable to Cardinal Health, Inc. excluding (1) LIFO charges/(credits), (2) state opioid assessment related to prior fiscal years, (3) shareholder cooperation agreement costs, (4) restructuring and employee severance, (5) amortization and other acquisition-related costs, (6) impairments and (gain)/loss on disposal of assets, net, (7) litigation (recoveries)/charges, net and (8) loss on early extinguishment of debt.

Non-GAAP diluted earnings per share attributable to Cardinal Health, Inc.: non-GAAP net earnings attributable to Cardinal Health, Inc. divided by diluted weighted-average shares outstanding.